EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-52022
(To Prospectus dated July 7, 2003)





                           [HOLDRS OIL SERVICE LOGO]



                        1,000,000,000 Depositary Receipts
                         Oil Service HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS (SM) Trust.

     The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                       Share         Primary
                        Name of Company        Ticker Amounts    Trading Market
     Baker Hughes Incorporated                  BHI     21            NYSE
     BJ Services Company                        BJS     14            NYSE
     Cooper Cameron Corporation                 CAM      4            NYSE
     Diamond Offshore Drilling, Inc.             DO     11            NYSE
     ENSCO International Incorporated           ESV     11            NYSE
     GlobalSanteFe Corporation                  GSF   19.975          NYSE
     Grant Prideco, Inc.                        GRP      9            NYSE
     Halliburton Company                        HAL     22            NYSE
     Hanover Compressor Company                  HC      5            NYSE
     Nabors Industries Ltd.                     NBR     12            AMEX
     National-Oilwell, Inc.                     NOI      7            NYSE
     Noble Corporation                           NE     11            NYSE
     Rowan Companies, Inc.                      RDC      8            NYSE
     Schlumberger N.V.                          SLB     11            NYSE
     Smith International, Inc.                  SII      8            NYSE
     Tidewater Inc.                             TDW      5            NYSE
     Transocean Inc.                            RIG     18            NYSE
     Weatherford International Ltd.             WFT      9            NYSE


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2003.